Consent of Independent Certified Public Accountants
       ---------------------------------------------------

We have issued our report dated January 9, 1997, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Granite State Bankshares, Inc. and subsidiary on Form 10-K for the year ended December 31, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ GRANT THORNTON LLP



Boston, Massachusetts
December 15, 1997